EXHIBIT A-5


                            ARTICLES OF ORGANIZATION
                                       OF
                                WPL TRANSCO, LLC

          The undersigned, acting as organizer of a limited liability company under Chapter 183 of the Wisconsin Statutes, adopts the following Articles of Organization for the purpose of forming such limited liability company.

                            ------------------------

                                    ARTICLE I
                                      NAME

          The name of the limited liability company is WPL Transco, LLC.

                                   ARTICLE II
                     REGISTERED OFFICE AND REGISTERED AGENT

          The address of the initial registered office of the limited liability company is 222 W. Washington Avenue, Madison, Wisconsin 53703. Its initial registered agent at such address is Edward M. Gleason.

                                   ARTICLE III
                                   MANAGEMENT

          Management of the limited liability company shall be vested in a manager or managers.

                                   ARTICLE IV
                                    ORGANIZER

          The name and address of the sole organizer of the limited liability company is Leonard S. Sosnowski, c/o Foley & Lardner, 150 East Gilman, P.O. Box 1497, Madison, Wisconsin 53701-1497.

          Executed this 8th day of December, 2000.


                                        ---------------------------------------
                                        Leonard S. Sosnowski, Sole Organizer


This instrument was drafted by and after filing should be returned to Attorney Leonard S. Sosnowski, Foley & Lardner, 150 East Gilman, P.O. Box 1497, Madison, Wisconsin 53701-1497.